Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@dasanzhone.com

DASAN Zhone Solutions Reports Second Quarter 2017 Financial Results

Oakland, CA - August 9, 2017 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today reported its financial results for the quarter ended June 30, 2017. Revenue for the second quarter of 2017 was $60.1 million, compared to $53.1 million for the first quarter of 2017 and $34.8 million for the second quarter of 2016. "With the successful integration of our businesses, we are seeing improved financial performance led by stronger than expected revenue growth," stated Jim Norrod, Co-CEO of DASAN Zhone Solutions.

Net loss attributable to DASAN Zhone Solutions, Inc. for the second quarter of 2017, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.9 million or $0.05 per share compared with net loss attributable to DASAN Zhone Solutions, Inc. of $3.5 million or $0.21 per share for the first quarter of 2017 and net loss attributable to DASAN Zhone Solutions, Inc. of $0.5 million or $0.05 per share for the second quarter of 2016. Adjusted earnings before stock-based compensation, interest income (expense), net, income tax provision (benefit), and depreciation and amortization (“adjusted EBITDA”) was an adjusted EBITDA income of $0.8 million for the second quarter of 2017, compared to an adjusted EBITDA loss of $1.1 million for the first quarter of 2017 and an adjusted EBITDA income of $0.1 million for the second quarter of 2016. "The merger has also created significant value for our customers and investors," said Yung Kim, Co-CEO of DASAN Zhone Solutions. "Our financial results are already reflecting that value and we expect that the momentum will continue to accelerate through the remainder of the year."

Cash and cash equivalents at June 30, 2017 were $9.9 million compared to $17.9 million at December 31, 2016.

DASAN Zhone Solutions will conduct a conference call and audio webcast today, August 9, 2017, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2017 results. This call is open to the public by dialing +1 (888) 306-9369 for

U.S. callers and +1 (503) 406-4059 for international callers, and then providing conference ID 46042204. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solution's website at http://dasanzhone.com/about/investor-relations/investor-events/.

A replay of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers and +1 (404) 537-3406 for international callers, and then providing passcode 46042204. An audio webcast replay will also be available online at http://dasanzhone.com/about/investor-relations/investor-events/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement DASAN Zhone's consolidated financial statements presented in accordance with GAAP, DASAN Zhone uses adjusted EBITDA, a non-GAAP measure DASAN Zhone believes is appropriate to enhance an overall understanding of DASAN Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).

About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end voice, data, entertainment, social media, business, mobile backhaul and mobility service. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in Oakland, California.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and al DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net revenue:
Net revenue	$55,220	$45,769	$30,585	$100,989	$53,733
Net revenue - related parties	4,893	7,305	4,206	12,198	6,851
Total net revenue	60,113	53,074	34,791	113,187	60,584
Cost of revenue:
Products and services	36,931	28,941	21,841	65,872	40,131
Products and services - related parties	3,662	5,627	3,746	9,289	6,173
Amortization of intangible assets	153	153	—	306	—
Total cost of revenue	40,746	34,721	25,587	75,467	46,304
Gross profit	19,367	18,353	9,204	37,720	14,280
Operating expenses:
Research and product development (1)	8,996	9,229	5,019	18,225	9,697
Selling, general and administrative (1)	10,636	10,709	4,284	21,345	8,693
Amortization of intangible assets	544	493	—	1,037	8
Total operating expenses	20,176	20,431	9,303	40,607	18,398
Operating loss	(809)	(2,078)	(99)	(2,887)	(4,118)
Interest income	20	26	58	46	107
Interest expense	(256)	(274)	(202)	(530)	(397)
Other expense, net	206	(498)	(20)	(292)	65
Loss before income taxes	(839)	(2,824)	(263)	(3,663)	(4,343)
Income tax provision (benefit)	99	440	196	539	(431)
Net loss	(938)	(3,264)	(459)	(4,202)	(3,912)
Net income (loss) attributable to non-controlling interest	(65)	249	33	184	39
Net loss attributable to DASAN Zhone Solutions, Inc.	$(873)	$(3,513)	$(492)	$(4,386)	$(3,951)

Foreign currency translation adjustments	(761)	2,993	(116)	2,232	401
Comprehensive loss	(1,699)	(271)	(575)	(1,970)	(3,511)
Comprehensive income (loss) attributable to non-controlling interest	(65)	270	88	205	102
Comprehensive loss attributable to DASAN Zhone Solutions, Inc.	$(1,634)	$(541)	$(663)	$(2,175)	$(3,613)

Earnings per share attributable to DASAN Zhone Solutions, Inc.:
Basic and diluted	$(0.05)	$(0.21)	$(0.05)	$(0.27)	$(0.42)
Weighted average shares outstanding:
Basic and diluted	16,380	16,379	9,493	16,380	9,493
___________________________________________________
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$16	$14	$—	$30	$—
Selling, general and administrative	204	241	—	445	—
	$220	$255	$—	$475	$—
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(938)	$(3,264)	$(459)	$(4,202)	$(3,912)
Stock-based compensation	220	255	—	475	—
Interest income (expense), net	236	248	144	484	290
Income tax provision (benefit)	99	440	196	539	(431)
Depreciation and amortization	1,171	1,180	195	2,351	463
Adjusted EBITDA	$788	$(1,141)	$76	$(353)	$(3,590)

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$9,902	$17,893
Restricted cash	8,340	6,650
Short-term investments	—	993
Accounts receivable, net:
Trade receivables	35,543	37,692
Related parties	25,839	13,261
Other receivables:
Others	14,234	12,068
Related parties	—	171
Inventories	35,138	31,463
Prepaid expenses and other current assets	3,817	4,131
Total current assets	132,813	124,322
Property and equipment, net	6,079	6,288
Goodwill	4,134	4,134
Intangible assets, net	7,447	8,767
Other assets	1,797	1,844
Total assets	$152,270	$145,355
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable	$33,052	$31,111
Short-term debt:
Others	20,196	17,599
Related parties	1,800	—
Other payables:
Others	1,438	7,033
Related parties	8,939	1,947
Deferred revenue	2,845	1,901
Accrued and other liabilities	9,631	8,526
Total current liabilities	77,901	68,117
Long-term debt	5,000	6,800
Deferred revenue	1,947	1,674
Other long-term liabilities	2,534	2,352
Total liabilities	87,382	78,943
Stockholders’ equity and non-controlling interest:
Common stock	16	16
Additional paid-in capital	89,981	89,504
Other comprehensive income (loss)	(668)	(2,848)
Accumulated deficit	(24,732)	(20,346)
Total stockholders’ equity	64,597	66,326
Non-controlling interest	291	86
Total stockholders’ equity and non-controlling interest	64,888	66,412
Total liabilities, stockholders’ equity and non-controlling interest	$152,270	$145,355

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